Exhibit 99.1

For Immediate Release    For more information, contact:
                                    Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
investors@smpcorp.com
Standard Motor Products, Inc. Announces
Chief Financial Officer Transition and Third Quarter 2026
Earning Conference Call

New York, NY, October 9, 2026......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, announced today that Nathan R. Iles, Chief Financial Officer, has informed the Company of his decision to resign from his position to accept the chief financial officer position of another public company and relocate closer to his family. Mr. Iles will remain in his current role until October 30, 2026. To maintain operational continuity, the Board has appointed James J. Burke to serve as the Interim Chief Financial Officer, effective October 30, 2026, until a permanent successor is appointed. Mr. Burke will continue to serve as a member of the Board of Directors.

Eric Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated: “While we are sorry to see Nathan leave SMP, we respect his decision and support him as he pursues the next stage of his career and his desire to live closer to his family. During his tenure, Nathan has played an important role in strengthening our financial organization, supporting our strategic growth initiatives, maintaining a disciplined approach to capital allocation, and enhancing our capabilities as a public company. On behalf of our Board of Directors, management team, and employees, I want to thank him for his dedication, leadership, and many contributions to SMP and wish him continued success. The Company has initiated an executive search process to identify a successor and expects an orderly transition.”

Mr. Iles commented: “It has been a privilege to serve as Chief Financial Officer of SMP and to work alongside such an exceptional team. I am proud of what we have accomplished together and am deeply appreciative of the support and partnership I have received throughout my time with the Company. SMP has a talented leadership team, a strong financial foundation, and a compelling long-term strategy, and I am confident the Company is well-positioned for continued success.”

Mr. Sills added: “Jim was the Company’s previous Chief Financial Officer, serving in that role from 1999 through 2019 when he was promoted to Chief Operating Officer, a position he held until June of this year when he transitioned into an executive advisor role. Jim has been integrally involved with the Company’s corporate strategy, executive management, operations, and building investor relations, which will allow for a seamless transition as he steps back into the role as CFO. Jim will lead a strong and experienced finance organization. This transition does not alter our strategic priorities, and we remain focused on executing our growth initiatives, serving our customers, and creating long-term value for our shareholders.”

The Company confirms that Mr. Iles’ decision to resign was voluntary and was not the result of any disagreement with the Company regarding its operations, financial reporting, policies, or practices.

In addition, the Company is scheduled to report its earnings for the three and nine months ended September 30, 2026, before the market opens on October 30, 2026. Details for the call and webcast will be provided at a future date.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995,
Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form
10-K and quarterly reports on Form 10-Q. By making these forward-looking statements,
Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.